QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

        The undersigned Chairman of the Board and Chief Executive Officer and Chief Financial Officer of NIC Inc. (the "Company) each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

        (1)   the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

        (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2004
/s/ JEFFERY S. FRASER Jeffery S. Fraser Chairman of the Board and Chief Executive Officer
/s/ ERIC J. BUR Eric J. Bur Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification "accompanies" the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing).

QuickLinks

CERTIFICATION OF PERIODIC REPORT